As filed with the Securities and Exchange Commission on July 3, 2003

Registration No. 333-94323

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

POST-EFFECTIVE
AMENDMENT NO. 2
TO

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

CUMULUS MEDIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4832	36-4159663
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

__________________________

3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia 30305
(404) 949-0700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

___________________________________________________

Lewis W. Dickey, Jr.,
Chairman, President and
Chief Executive Officer
3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia 30305
(404) 949-0700

(Name, Address, Including Zip Code, And Telephone Number,
Including Area Code, Of Agent For Service)

___________________________________________________

Copies to:
Mark L. Hanson, Esq.
Jones Day
3500 SunTrust Plaza
303 Peachtree St., N.E.
Atlanta, Georgia 30308-3242
(404) 521-3939

___________________________________________________

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

___________________________________________________

ABOUT THIS PROSPECTUS
THE COMPANY
RISK FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
PROSPECTUS SUPPLEMENTS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
EX-2.1 FORM OF SALES AGREEMENT
EX-23.1 CONSENT OF KPMG LLP

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

___________________________________________________

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      The purpose of this Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-94323) filed by Cumulus Media Inc. (the “Company”) is to amend the Registration Statement in order to provide that the Company may, in addition to the other methods of distribution currently provided for in the Registration Statement, issue shares of its Class A Common Stock, par value $.01 per share (the “Class A Common Stock”) in “at-the-market” offerings in accordance with the provisions of Rule 415(a)(4), promulgated under the Securities Act of 1933, as amended, and to include other applicable updating information to the Registration Statement. The Registration Statement contains a form of Base Prospectus (the “Base Prospectus”) that may be used in connection with offerings of securities by the Company or by specified selling stockholders. Pursuant to the Amendment, the Registration Statement also contains a prospectus relating to the offering by the Company of up to 4,500,000 shares of the Class A Common Stock that may be issued and sold in at-the-market offerings under a sales agreement that the Company may enter into with Cantor Fitzgerald & Co. (the “Sales Agreement Prospectus”). The Sales Agreement Prospectus will be identical in all respects to the Base Prospectus, except that the Sales Agreement Prospectus will contain an alternate front cover page. The alternate front cover page of the Sales Agreement Prospectus follows the Base Prospectus included herein.

      This registration statement originally covered up to 20,000,000 shares of the Class A Common Stock securities issuable by the Company or to be offered and sold by certain selling stockholders described herein. As of the date hereof, the Company has sold 10,549,448 shares of Class A Common Stock originally covered by the Registration Statement and certain of the selling stockholders have sold 950,552 of such shares, and, accordingly, an aggregate of 8,500,000 shares of Class A Common Stock, of which 6,420,000 shares may be offered and sold by the Company and 2,080,000 may be offered and sold by the selling stockholders, remain available for issuance pursuant to the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2003

PROSPECTUS

8,500,000 Shares of Class A Common Stock

Cumulus Media Inc.

      We may periodically offer up to 6,420,000 shares of our Class A Common Stock, and two of our stockholders may periodically offer and sell up to an aggregate of 2,080,000 shares of our Class A Common Stock, from time to time, in one or more offerings, pursuant to this prospectus, in amounts, at prices and on terms to be determined at the time of each offering or as may be provided in supplements to this prospectus. We will not receive any proceeds from sales of Class A Common Stock by the selling stockholders.

      This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus and any accompanying prospectus supplement before you make your investment decision.

      Our Class A Common Stock is listed on the NASDAQ National Market under the symbol “CMLS.” The last reported sale price of our Class A Common Stock on the NASDAQ National Market on July 2, 2003 was $17.98 per share. We urge you to obtain current market quotations for our Class A Common Stock.

      Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

_________________________

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities that may be offered under this prospectus or the accompanying prospectus supplement, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________

The date of this prospectus is _______, 2003.

_________________________

ABOUT THIS PROSPECTUS

      You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We are offering to sell securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date on their covers, regardless of the time of delivery of this prospectus or any accompanying prospectus supplement or any sale of the securities.

      In this prospectus, the terms “Company,” “Cumulus,” “we,” “us” and “our” refer to Cumulus Media Inc. and its consolidated subsidiaries. The term “Class A Common Stock” means our Class A Common Stock, par value $.01 per share. The term “selling stockholders” refers to BA Capital Company, L.P., referred to as BA Capital, and the State of Wisconsin Investment Board, referred to as SWIB.

      We have not taken any action to permit a public offering of the shares of securities outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of securities and the distribution of this prospectus outside the United States.

_________________________

THE COMPANY

      We own and operate FM and AM radio station clusters serving mid-size markets throughout the United States. We are the second largest radio broadcasting company in the United States based on the number of stations owned or operated. According to the Arbitron’s Market Report, we have assembled market-leading groups or clusters of radio stations that rank first or second in terms of revenue share or audience share in substantially all of our markets. As of March 28, 2003, we own and operate 254 stations in 54 markets. In addition, we own and operate a multi-market network of five radio stations in the English-speaking Caribbean. Under our local marketing agreements, we provide sales and marketing services for six radio stations in seven U.S. markets in exchange for a management or consulting fee, pending FCC approval of our acquisitions of these stations.

      Relative to the 50 largest markets in the United States, we believe that the mid-size markets represent attractive operating environments and generally are characterized by:

•	a greater use of radio advertising, as evidenced by the greater percentage of total media revenues captured by radio than the national average;

•	rising advertising revenues, as the larger national and regional retailers expand into these markets;

•	small independent operators, many of whom lack the capital to produce high-quality locally originated programming or to employ more sophisticated research, marketing, management and sales techniques; and

•	lower overall susceptibility to economic downturns.

      We believe that the attractive operating characteristics of mid-size markets, together with the relaxation of radio station ownership limits under the Telecommunications Act of 1996 and the FCC rules, create significant opportunities for growth from the formation of groups of radio stations within these markets. We believe that mid-size radio markets provide an excellent opportunity to acquire attractive properties at favorable purchase prices due to the size and fragmented nature of ownership in these markets and to the greater attention historically given to the larger markets by radio station acquirers. According to the FCC’s records, as of March 31, 2003, there are approximately 8,579 FM and 4,804 AM stations in the United States.

      To maximize the advertising revenues and station operating income of our stations, we seek to enhance the quality of radio programs for listeners and the attractiveness of our radio stations to advertisers in a given market. We also seek to increase the amount of locally originated programming content that airs on each station. Within each market, our stations are diversified in terms of format, target audience and geographic location, enabling us to attract larger and broader listener audiences and thereby a wider range of advertisers. This diversification, coupled with our favorable advertising pricing, also has provided us with the ability to compete successfully for advertising revenue against other radio, print and television media competitors.

      We believe that we are in a position to generate revenue growth, increase audience and revenue shares within these markets and, by capitalizing on economies of scale and by competing against other media for incremental advertising revenue, increase our station operating income growth rates and margins to those levels found in large markets. Many of our markets are still in the development stage with the potential for substantial growth as we implement our operating strategy.

      We are a Delaware corporation with our principal executive offices located at 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305. Our homepage is located at www.cumulus.com. The information included on our homepage is not a part of this prospectus.

RISK FACTORS

      Investing in our Class A Common Stock involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” beginning on page 48 of our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

      In various places in this prospectus, any prospectus supplement and the documents we incorporate by reference, we use statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. Although we believe that, in making any of those statements, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document, the words “anticipates,” “believes,” “expects,” “intends,” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including those referred to under “Risk Factors” and as otherwise described in our periodic filings with the SEC from time to time.

      Important facts that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond our control, include:

•	the impact of general economic conditions in the United States and in other countries in which we currently do business;

•	industry conditions, including existing competition and future competitive technologies;

•	the popularity of radio as a broadcasting and advertising medium;

•	capital expenditure requirements;

•	legislative or regulatory requirements;

•	risks and uncertainties relating to our leverage;

•	interest rates;

•	consummation and integration of pending acquisitions;

•	access to capital markets; and

•	fluctuations in exchange rates and currency values.

      Our actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, we cannot be certain that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on us. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required under Federal securities laws. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of any document we incorporate by reference, the date of such document.

USE OF PROCEEDS

      Except as otherwise set forth in the accompanying prospectus supplement, we intend to use the net proceeds from the issuance of Class A Common Stock issued by us under this prospectus for general corporate purposes, which could include repayment of indebtedness or potential future acquisitions. We may temporarily invest funds not required immediately for such purposes in short-term investment-grade securities. In the event a selling stockholder sells any shares of Class A Common Stock under this prospectus, that selling stockholder will receive all of the net proceeds from such a sale.

      Additional information on the use of net proceeds from the sale of our Class A Common Stock issued under this prospectus will be set forth in the prospectus supplement relating to such offering.

PROSPECTUS SUPPLEMENTS

      This prospectus provides you with a general description of the proposed offering of shares of our Class A Common Stock. Each time that we or the selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      The prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we or the selling stockholders offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we or the selling stockholders will receive and the other specific terms related to that offering of the securities.

SELLING STOCKHOLDERS

      No offer or sale of shares of Class A Common Stock under this prospectus may be made by a selling stockholder until that stockholder has notified us and a supplement to this prospectus has been filed or an amendment to the registration statement has become effective.

      The table below lists the following information:

•	the name of each selling stockholder;

•	the number of shares and percentage of Class A Common Stock beneficially owned by each selling stockholder as of March 31, 2002;

•	the maximum number of shares of Class A Common Stock that may be offered for sale by each selling stockholder; and

•	the number of shares and percentage of Class A Common Stock beneficially owned by each such stockholder after all shares that may be offered under this prospectus have been sold.

      Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. The information in the table reflects the most recent information furnished to us by each identified selling stockholder. As of April 30, 2003, there were approximately 49,174,187 shares of our Class A Common Stock issued and outstanding, 13,951,378 shares of our nonvoting Class B Common Stock, which may be converted into shares of Class A Common Stock on a one-for-one basis, issued and outstanding, and 644,871 shares of our Class C Common Stock, which may be converted into shares of Class A Common Stock on a one-for-one basis, issued and outstanding.

			Number of	Shares of Class A
			Shares That	Common Stock
			May Be	Beneficially Owned
	Shares of Class A		Offered	After All Shares Are
	Common Stock		Pursuant to	Sold Under this
Name	Beneficially Owned		this Prospectus	Prospectus (1)

	Number	Percent		Number	Percent

BA Capital Company, L.P. (2)	2,885,869	5.6%	1,500,000	1,385,869	2.7%
State of Wisconsin Investment Board (3)	2,320,619	4.5%	580,000	1,740,619	3.4%

Total	5,206,488	9.7%	2,080,000	3,126,488	5.8%

* Indicates less than one percent.

(1) We do not know when or in what amounts a selling stockholder may offer shares for sale. Because the selling stockholders may offer all or some of the shares pursuant to this prospectus and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders at any given time in the future. However, for purposes of this table, we have assumed that the selling stockholders will sell all shares covered by this prospectus.

(2) The number of shares of Class A Common Stock owned by BA Capital gives effect to the conversion into shares of Class A Common Stock of all of BA Capital’s 1,979,996 shares of Class B Common Stock and assumes the exercise of its presently exercisable options to purchase 65,623 shares of Class A Common Stock. BancAmerica Capital Investors SBIC I, L.P., or BACI, an affiliate of BA Capital, also owns 9,650,763 shares of Class B Common Stock. BACI is not a selling stockholder and the number of shares included in the foregoing table does not reflect any shares held by BACI.

(3) The number of shares of Class A Common Stock owned by SWIB gives effect to the conversion into shares of Class A Common Stock of all of SWIB’s 2,320,619 shares of Class B Common Stock.

      BA Capital is an affiliate of BACI, which indirectly owned a majority of the equity interests in Aurora Communications, LLC, which we acquired on March 28, 2002. Robert H. Sheridan, III, one of our directors, is a senior vice president and managing director with an economic interest in the general partners of both BA Capital and BACI. BA Capital and BACI are both affiliates of Bank of America Corporation. BA Capital has the right to designate one member of our board and Mr. Sheridan currently serves on our board as BA Capital’s designee.

      Based in part on information in a Schedule 13D/A filed jointly by BA Capital and BACI, as of April 30, 2003, BA Capital and BACI together owned 840,250 shares, or 1.7%, of our Class A Common Stock and 11,630,759 shares, or 83.4%, of our nonvoting Class B Common Stock, which is convertible into shares of Class A Common Stock and BA Capital held presently exercisable options to purchase 65,623 shares of Class A Common Stock. Assuming the options were exercised, and giving effect to the conversion into shares of Class A Common Stock of all shares of Class B Common Stock held by BA Capital and BACI, BA Capital and BACI would hold approximately 20.6% of the total voting power of our common stock.

      In addition, Banc of America Securities LLC, or BA Securities, acted as one of the financial advisors to Aurora Communications, LLC in connection with our acquisition of Aurora Communications, LLC. Furthermore, in connection with the financing that we entered into in order to refinance our existing indebtedness and to finance the cash portion of the acquisition of Aurora Communications, LLC, BA Securities acted as joint lead arranger and joint bookrunner, and Bank of America, N.A. acted as syndication agent and is a lender. BA Securities and Bank of America, N.A. are each affiliates of BA Capital, BACI and Bank of America Corporation.

PLAN OF DISTRIBUTION

      The shares of Class A Common Stock being offered by us or the selling stockholders may be sold through underwriters or dealers, directly to one or more purchasers, in “at-the-market” offerings or negotiated transactions, through agents or institutional investors, or through a combination of any such methods of sale. The name of any such underwriter or agent involved in the offer and sale of the Class A Common Stock, the amounts underwritten and the nature of its obligation to take the Class A Common Stock will be described in the applicable prospectus supplement.

      The distribution of the Class A Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Prices may change over time.

      In connection with the sale of Class A Common Stock, underwriters or agents may receive compensation from us, the selling stockholders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act of 1933, as amended, referred to as the Securities Act. Any discounts or commissions they receive from us or the selling stockholders and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation received from us or any selling stockholder will be described, in the applicable prospectus supplement.

      To facilitate the offering of Class A Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Class A Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      Any shares of Class A Common Stock sold pursuant to a prospectus supplement will be listed on the NASDAQ National Market by us, subject to notice of issuance.

      Under agreements into which we or any selling stockholders may enter, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us or by the selling stockholders against certain liabilities, including liabilities under the Securities Act.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

      Jones Day, Atlanta, Georgia, will pass upon the validity of the Class A Common Stock that may be offered by this prospectus.

EXPERTS

      The financial statements of Cumulus Media for each of the fiscal years in the three-year period ended December 31, 2002, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

      We have filed with the SEC under the Securities Act a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.

      For further information concerning the SEC’s public reference rooms, you may call the SEC at (800) SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may also access some of this information via the World Wide Web through the SEC’s Internet address at www.sec.gov.

Incorporation of Documents by Reference

      The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference into, this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us.

SEC Filings	Period

Annual Report on Form 10-K	Fiscal year ended December 31, 2002
Quarterly Report on Form 10-Q	Period ended March 31, 2003
Current Report on Form 8-K	Filed on April 2, 2003
Amendment No. 1 to Registration Statement on Form 8-A	Filed on August 2, 2002

      We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before all of the shares covered by this prospectus are sold or deregistered (other than those portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC). This additional information is a part of this prospectus from the date of filing of those documents.

      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference. In addition, some of the information, including financial information, contained in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus by reference should be read in conjunction with documents filed with the SEC by us.

      Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit into this prospectus. Any person to whom a prospectus is delivered may obtain documents incorporated by reference into this prospectus at no cost, by requesting them in writing or by telephone from us at the following address:

Cumulus Media, Inc. 3535 Piedmont Road Building 14, Fourteenth Floor Atlanta, GA 30305 Telephone: (404) 949-0700 Attention: Richard S. Denning, General Counsel and Corporate Secretary

Alternate Cover Page for Sales Agreement Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2003

PROSPECTUS

4,500,000 Shares of Class A Common Stock

Cumulus Media Inc.

      This prospectus relates to the issuance and sale of up to 4,500,000 shares of our Class A Common Stock from time to time through our sales manager, Cantor Fitzgerald & Co. These sales, if any, will be made pursuant to the terms of a sales agreement between us and our sales manager.

      Our Class A Common Stock is listed on the NASDAQ National Market under the symbol “CMLS.” The last reported sale price of our Class A Common Stock on the NASDAQ National Market on July 2, 2003 was $17.98 per share. We urge you to obtain current market quotations for our Class A Common Stock.

      Sales of shares of our Class A Common Stock under this prospectus, if any, may be made in privately negotiated transactions, in “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, referred to as the Securities Act, or any other method permitted by law, including sales made directly on the NASDAQ National Market or through a market maker. The sales manager will make all sales on a best-efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales manager and us.

      The compensation to the sales manager for the sales of shares of our Class A Common Stock sold pursuant to the sales agreement shall be 2.5% of the gross proceeds on the first 2,000,000 shares sold and 2.0% on the next 2,500,000 million shares. In addition, we will reimburse the sales manager for certain of its reasonable costs and expenses incurred in connection with any sales pursuant to the sales agreement. The net proceeds from any sales under this prospectus will be used as described under “Use of Proceeds.”

      In connection with the sale of shares of our Class A Common Stock on our behalf, the sales manager may be deemed to be an “underwriter” within the meaning to the Securities Act and the compensation we pay to the sales manager may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales manager against certain liabilities, including liabilities under the Securities Act.

      Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of the prospectus.

_________________________

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities that may be offered under this prospectus or the accompanying prospectus supplement, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________

The date of this prospectus is _______, 2003.

Cantor Fitzgerald & Co.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The expenses in connection with the distribution of the securities being registered are set forth in the following table (all amounts except the SEC registration fee are estimated):

SEC registration fee	$33,727
Printing expenses	50,000
Legal fees and expenses	75,000
Accounting fees and expenses	25,000
Miscellaneous	16,273

Total	$200,000

      We will bear all expenses in connection with the issuance and distribution of the Class A Common Stock being offered (other than selling commissions).

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that our certificate of incorporation does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring before the effective date of our certificate of incorporation.

      Our by-laws provide that each director, officer or employee who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of ours or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by us to the fullest extent permitted or required by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, we shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the proceeding (or part thereof) was authorized by our board.

      This right to indemnification shall include the right to have paid by us the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, such an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under our by-laws or otherwise. The rights to indemnification and to the advancement of expenses conferred in our by-laws shall be contract rights and these rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

      The rights to indemnification and to the advancement of expenses conferred in our by-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, our certificate of incorporation, our by-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

      We generally maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      We may, to the extent authorized from time to time by our board, grant rights to indemnification and to the advancement of expenses to any of our employees or agents to the fullest extent of the provisions of our by-laws with respect to the indemnification and advancement of expenses of our directors and officers.

ITEM 16.     EXHIBITS.

Exhibit
Number	Description of Exhibit

*2.1	Form of Sales Agreement, between Cumulus Media Inc. and Cantor Fitzgerald & Co.

3.1	Amended and Restated Certificate of Incorporation, including Certificates of Designations for the 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s current report on Form 8-K filed August 2, 2002)

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the registrant’s current report on Form 8-K filed August 2, 2002)

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the registrant’s current report on Form 8-K filed August 2, 2002)

5.1	Opinion of Jones Day regarding validity (incorporated by reference to Exhibit 5.1 of the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-94323))

*23.1	Consent of KPMG LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-94323))

*	Filed with this registration statement.

ITEM 17.     UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on July 3, 2003.

CUMULUS MEDIA INC

By:	/s/ LEWIS W. DICKEY, JR.

Lewis W. Dickey, Jr. Chairman, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEWIS W. DICKEY, JR. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	July 3, 2003

/s/ MARTIN R. GAUSVIK Martin R. Gausvik	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2003

* Ralph B. Everett	Director	July 3, 2003

* Holcombe T. Green, Jr.	Director	July 3, 2003

* Eric P. Robison	Director	July 3, 2003

* Robert H. Sheridan, III	Director	July 3, 2003

* /s/ MARTIN R. GAUSVIK Attorney-in-Fact		July 3, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

*2.1	Form of Sales Agreement, between Cumulus Media Inc. and Cantor Fitzgerald & Co.

3.1	Amended and Restated Certificate of Incorporation, including Certificates of Designations for the 13 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant’s current report on Form 8-K filed August 2, 2002)

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the registrant’s current report on Form 8-K filed August 2, 2002)

4.1	Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the registrant’s current report on Form 8-K filed August 2, 2002)

5.1	Opinion of Jones Day regarding validity (incorporated by reference to Exhibit 5.1 of the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-94323))

*23.1	Consent of KPMG LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-94323))

*	Filed with this registration statement